Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 19, 2008 relating to the consolidated financial statements of pSivida Corp. and subsidiaries as of June 30, 2007 and 2006 and for each of the three years in the period ended June 30, 2007, appearing in the Current Report on Form 8-K dated June 19, 2008 of pSivida Corp.

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Perth, Australia
July 3, 2008